Exhibit 10.2

FIFTH AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT
This FIFTH AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of October 31, 2016, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parent”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parent, individually, “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually, “Borrower,” and individually and collectively, “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“VTB”, individually, a “US Guarantor,” and individually and collectively, jointly and severally, “US Guarantors”; and together with US Borrowers, individually, a “UK Guarantor,” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantors, individually, a “Guarantor,” and individually and collectively, “Guarantors”), CRYSTAL FINANCIAL SPV LLC, CRYSTAL FINANCIAL LLC and the other lenders party to the Term Loan Agreement (as such term is defined below) from time to time (collectively, “Lenders”), and CRYSTAL FINANCIAL LLC, as agent, collateral agent and security trustee for Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).
WHEREAS, Borrowers, Guarantors, Agent, and Lenders have entered into that certain Term Loan, Guaranty and Security Agreement, dated as of July 22, 2015, as amended by that certain First Amendment to Term Loan, Guaranty and Security Agreement, dated as of November 2, 2015 (the “First Amendment”), as amended by that certain Second Amendment to Term Loan, Guaranty and Security Agreement, dated as of December 1, 2015 (the “Second Amendment”), as amended by that certain Third Amendment to Term Loan, Guaranty and Security Agreement, dated as of February 1, 2016 (the “Third Amendment”) and as further amended by that certain Fourth Amendment to Term Loan, Guaranty and Security Agreement, dated as of June 17, 2016 (the “Fourth Amendment”) (as further amended, restated, or otherwise modified from time to time, the “Term Loan Agreement”); and
WHEREAS, Borrowers have requested that Agent and Lenders agree to enter into certain amendments to the Term Loan Agreement.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Term Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Term Loan Agreement, as amended hereby.
ARTICLE II
AMENDMENTS TO TERM LOAN AGREEMENT
2.01.    New/Amended Definitions.

(a)    Section 1.1 of the Term Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
Availability Block Reduction Conditions. Each of the following conditions are satisfied: (A) no Default or Event of Default has occurred and is continuing, (B) Obligors are in compliance with all of the financial covenants contained in Section 10.3, and (C) the Borrowers shall have delivered to the Agent all of the financial statements and Compliance Certificates required to be delivered pursuant to Sections 10.1.2(a), (b) and (c).
Fifth Amendment: that certain Fifth Amendment to Term Loan, Guaranty and Security Agreement, dated as of October 31, 2016, by and among Borrowers, Guarantors, Lenders and Agent.
Fifth Amendment Effective Date: as defined in the Fifth Amendment.
Hypersound Division Foxconn Expenditures: the Obligors’ payments to, or other expenditures in respect of, Foxconn Technology Group and/or its Affiliates in respect of the Hypersound Division for the applicable period, all calculated in a manner reasonably acceptable to the Agent.
Hypersound Division Net Operating Disbursements: the Obligors’ actual disbursements in respect of the Hypersound Division (other than the Hypersound Division Foxconn Expenditures) for the applicable period, net of any cash collections of the Hypersound Division for such period, all calculated in a manner reasonably acceptable to the Agent.
Specified Capital Contribution: as defined in Section 10.1.14 hereof.
Specified Term Loan Amortization Holiday Month: each of the nine (9) consecutive calendar months commencing with the calendar month beginning on November 1, 2016 through and including the calendar month beginning on July 1, 2017.
Third Lien Subordinated Notes (Fifth Amendment): certain secured subordinated promissory note(s), made by the Borrowers in favor of the Third Lien Creditors in the principal amount of $2,000,000 and incurred by the Borrower to fund the Specified Equity Contribution required under Section 10.1.14, in the form attached to the Fifth Amendment.
(b)    The definition of “ABL UK Revolver Commitments” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
ABL UK Revolver Commitments: the “UK Revolver Commitments” (or any analogous term) as defined in the ABL Revolver Loan Agreement in effect on the Fifth Amendment Effective Date.
(c)    The definition of “ABL US Revolver Commitments” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
ABL US Revolver Commitments: the “US Revolver Commitments” (or any analogous term) as defined in the ABL Revolver Loan Agreement in effect on the Fifth Amendment Effective Date.

(d)    The definition of “Availability Block” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Availability Block: the sum of (i) an amount equal to $6,000,000, provided that, from and after the later of (x) the date of the filing of Parent’s Form 10-K with Securities and Exchange Commission for its Fiscal Year ending December 31, 2016 and (y) March 1, 2017, so long as the Availability Block Reduction Conditions are satisfied on such later date, such amount in this clause (i) shall be equal to the lesser of (a) $6,000,000 and (b) 12.5% of the “US Borrowing Base” ((as defined in the ABL Revolver Loan Agreement as in effect on the Fifth Amendment Effective Date) prior to giving effect to the “Temporary Availability Block” and the “Seasonal Availability Block” (each as defined in the ABL Revolver Loan Agreement as in effect on the Fifth Amendment Effective Date)), provided that if the result of this clause (b) is less than $4,000,000, then the result of this clause (b) shall be deemed to be $4,000,000, plus (ii) the Seasonal Availability Block then in effect.
(e)    Clause (b) of the definition of “Consolidated Leverage Ratio” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“(b) EBITDA for Parent and Subsidiaries on a consolidated basis for the period of the twelve months most recently ended, but excluding Hypersound Division EBITDA for such period.”
(f)    Clause (c) of the definition of “EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby amended by (i) deleting the text “and” appearing before sub-clause (iv) in such clause (c) and inserting a comma (“,”) in lieu thereof and (ii) inserting the following text immediately before the period at the end of such clause (c):
“and (v) any non-cash charges (including reserves) relating to the reduction or discontinuation of operations of or the sale of all or any portion of the business of the Hypersound Division including the reclassification of the Hypersound Division as a discontinued operation, in each case as required under GAAP”
(g)    The definition of “Headset Division EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby amended by deleting the words “January 2016 Projections” therein and substituting the words “October 21, 2016 Projections” in lieu thereof.
(h)    The definition of “Hypersound Division EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby amended by deleting the words “January 2016 Projections” therein and substituting the words “October 21, 2016 Projections” in lieu thereof.
(i)    The definition of “Seasonal Availability Block” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Seasonal Availability Block: (i) for the period commencing on (and including) February 15 of each calendar year and ending on (and including) March 16 of such calendar year (other than for calendar year 2017, as set forth in clause (ii) hereof), $8,000,000, (ii) for the period commencing on (and including) February 15, 2017, through (and including) March 16, 2017, zero (0), and (iii) at all other times, zero (0).

(j)    The definition of “Term Loan Prepayment Fee” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Term Loan Prepayment Fee: (i) from the Fifth Amendment Effective Date through and including the date that is fifteen (15) months following the Fifth Amendment Effective Date (the “Specified Prepayment Fee Date”), 3.00% of the principal amount of the Term Loans prepaid or required to be prepaid, (ii) following the Specified Prepayment Fee Date through and including the first anniversary of the Specified Prepayment Fee Date, 2.00% of the principal amount of the Term Loans prepaid or required to be prepaid, and (iii) at all times following the first anniversary of the Specified Prepayment Fee Date, 0.00%.
(k)    The definition of “Third Lien Subordinated Note(s)” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Third Lien Subordinated Note(s): certain secured subordinated promissory note(s), made by the Borrowers in favor of the Third Lien Creditors, in form and substance, and on terms, satisfactory to the Agent, and the Third Lien Subordinated Notes (Fifth Amendment), as each of the same may from time to time be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified in accordance with the terms of this Agreement and the Third Lien Subordination Agreement.
2.02.    Amendment to Section 5.2.1. Section 5.2.1 of the Term Loan Agreement is hereby amended in its entirety as follows:
5.2.1.        US Term Loans. Commencing on January 1, 2016, the US Borrowers shall repay to the US Lenders the aggregate principal amount of all US Term Loans outstanding on the first day of each calendar month (other than a Specified Term Loan Amortization Holiday Month) in equal monthly amounts of $187,500.00; provided, however, that the final principal repayment installment of the US Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all US Term Loans outstanding on such date.
2.03.    Amendment to Section 10.1. Section 10.1 of the Term Loan Agreement is hereby amended to insert the following new Section 10.1.14 immediately after Section 10.1.13 contained therein:
10.1.14.        Specified Capital Contribution. If, at any time, the average ABL Availability reflected on the four (4) most recent weekly Borrowing Base Certificates delivered pursuant to Section 8.1 is less than $3,000,000 (determined with any payables paid in accordance with the Borrowers’ historical practices, and leases, payments due under other Debt and taxes being paid currently (excluding any good faith disputes)), the US Obligors shall, within 12 Business Days, receive net proceeds equal to $2,000,000 in the form of Subordinated Debt incurred under the Third Lien Subordinated Notes (Fifth Amendment) (the “Specified Capital Contribution”) and the related Third Lien Loan Documents, which shall be in form attached hereto as Annex II. Such Specified Capital Contribution shall be applied to the ABL Revolver Loans of the US Borrowers (or, to the extent that such ABL Revolver Loans have been reduced to zero, to the US Obligors’ operating account) and, for the avoidance of doubt, shall not be required to be applied to the US Term Loans pursuant to Section 5.3.7 of the Term Loan Agreement.

2.04.    Amendments to Section 10.3. Section 10.3 of the Term Loan Agreement is hereby amended as follows:
(a)    Section 10.3.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:
10.3.1. EBITDA. Commencing with the month ending October 31, 2016, maintain an EBITDA for Parent and its Subsidiaries on a consolidated basis (measured monthly as of the last day of each month for the trailing twelve month period then-ended), but excluding any Hypersound Division EBITDA for such period, in an amount not less than the amount set forth in the table below opposite such date:

Testing Date	Required EBITDA
October 31, 2016	$12,617,000
November 30, 2016	$11,268,000
December 31, 2016	$13,246,000
January 31, 2017	$13,211,000
February 28, 2017	$12,747,000
March 31, 2017	$12,651,000
April 30, 2017	$11,041,000
May 31, 2017	$10,992,000
June 30, 2017	$11,941,000
July 31, 2017	$10,527,000
August 31, 2017	$9,767,000
September 30, 2017	$10,707,000
October 31, 2017	$10,806,000
November 30, 2017	$12,483,000
December 31, 2017	$12,101,000
January 31, 2018, February 28, 2018, March 31, 2018	$12,150,000
April 30, 2018, May 31, 2018, June 30, 2018	$12,175,000
July 31, 2018, August 31, 2018, September 30, 2018	$12,200,000
October 31, 2018 and November 30, 2018	$12,225,000
December 31, 2018 and the last day of each month thereafter	$12,500,000
(b)    Section 10.3.2 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:
“10.3.2        [Reserved].”
(c)    The table set forth in Section 10.3.3 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Period Ending	Consolidated Leverage Ratio
October 31, 2016	2.32:1.00
November 30, 2016	2.68:1.00
December 31, 2016	2.32:1.00
January 31, 2017	2.32:1.00
February 28, 2017	2.42:1.00
March 31, 2017	2.50:1.00
April 30, 2017	2.92:1.00
May 31, 2017	2.99:1.00
June 30, 2017	2.78:1.00
July 31, 2017	3.17:1.00
August 31, 2017	3.42:1.00
September 30, 2017	3.10:1.00
October 31, 2017	3.09:1.00
November 30, 2017	2.69:1.00
December 31, 2017	2.78:1.00
January 31, 2018 and the last day of each month thereafter	3.00:1.00
(d)    The table set forth in Section 10.3.4 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Twelve-Month Period Ending	Capital Expenditures
December 31, 2015	$11,000,000
December 31, 2016	$5,000,000
December 31, 2017	$5,500,000
December 31, 2018	$5,000,000
December 31, 2019	$5,000,000
(e)    Section 10.3.9 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:
10.3.9    Hypersound Division Net Operating Disbursements.
(a)    Commencing with the month ending October 31, 2016, not permit Hypersound Division Net Operating Disbursements to be greater than the amount set forth below for each period ending on the last day of each month referenced below, measured on a period-to-date basis commencing on October 1, 2016 and ending on the last day of each such month:

Month-Ending Testing Date	Hypersound Division Net Operating Disbursements
October 31, 2016	$806,000
November 30, 2016	$1,300,000
December 31, 2016	$1,767,000
January 31, 2017	$2,060,000
February 28, 2017	$2,422,000
March 31, 2017	$2,789,000
April 30, 2017	$2,917,000
May 31, 2017	$3,053,000
June 30, 2017	$3,244,000
July 31, 2017	$3,410,000
August 31, 2017	$3,441,000
September 30, 2017 and the end of each calendar month thereafter	$3,472,000

(b)    Commencing with the month ending October 31, 2016, not permit Hypersound Division Foxconn Expenditures to be greater than the amount set forth below for each period ending on the last day of each month referenced below, measured on a period-to-date basis commencing on October 1, 2016 and ending on the last day of each such month:

Month-Ending Testing Date	Hypersound Division Foxconn Expenditures
October 31, 2016	$237,000
November 30, 2016	$311,000
December 31, 2016	$1,380,000
January 31, 2017	$1,399,000
February 28, 2017	$1,418,000
March 31, 2017	$1,935,000
April 30, 2017	$2,172,000
May 31, 2017	$2,409,000
June 30, 2017	$2,644,000
July 31, 2017	$2,878,000
August 31, 2017	$3,112,000
September 30, 2017	$3,841,000
October 31, 2017	$4,070,000
November 30, 2017	$4,297,000
December 31, 2017 and the end of each calendar month thereafter thereafter	$4,523,000

2.05.    Amendments to Section 12.1. Clause (c) of Section 12.1 of the Term Loan Agreement is hereby amended to insert the text “10.1.14,” immediately after the text “10.1.7,” set forth therein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Obligor hereby represents and warrants to Agent and each Lender, as of the date hereof, as follows:
3.01.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Term Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.
3.02.    No Defaults. After giving effect to this Amendment, each Obligor is in compliance with all terms and conditions of the Term Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.
3.03.    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Term Loan Agreement or the other Loan Documents.
3.04.    Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE IV
CONDITIONS PRECEDENT AND FURTHER ACTIONS
4.01.    Conditions Precedent. This Amendment shall not be binding upon Agent, Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to Agent (such date, the “Fifth Amendment Effective Date”):
(a)    The representations and warranties contained herein and in the Term Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date;
(b)    Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent, and the Lenders;
(c)    Obligors shall have delivered to Agent a fully-executed copy of an amendment to the ABL Revolver Loan Agreement substantially similar to this Amendment (the “Eleventh Amendment to ABL Revolver Loan Agreement”) and otherwise acceptable to Agent and Lenders;
(d)    The Agent shall have received a fully-executed and effective amendment to the Intercreditor Agreement in form and substance satisfactory to the Agent and Lenders;

(e)    Obligors shall have delivered to Agent a fully-executed and effective Capital Contribution Agreement and each other agreement, instrument or other document executed in connection with the Specified Capital Contribution contemplated thereby, each in form, substance and on terms, satisfactory to the Agent; and
(f)    Obligors shall have paid to Agent, for the benefit of itself and Lenders, a fee in the amount of $150,000 (the “Fifth Amendment Fee”) in immediately available funds. Each Obligor hereby expressly agrees and acknowledges that the Fifth Amendment Fee shall be fully earned and due and payable on the Fifth Amendment Effective Date.
4.02.    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment.
ARTICLE V
[RESERVED]
ARTICLE VI
COSTS AND EXPENSES
Without limiting the terms and conditions of the Loan Documents, notwithstanding anything in the Loan Documents to the contrary, Obligors jointly and severally agree to pay on demand: (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; and (b) all reasonable costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Term Loan Agreement, this Amendment, and/or the other Loan Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.
ARTICLE VII
MISCELLANEOUS
7.01.    No Course of Dealing. The amendments and consents set forth herein are a one-time accommodation only and relate only to the matters set forth in Article II herein. The amendments and consents are not amendments or consents to any other deviation of the terms and conditions of the Term Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.
7.02.    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
7.03.    Instrument Pursuant to Term Loan Agreement. This Amendment is a Loan Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Term Loan

Agreement. Any failure by Obligors to comply with any of the terms and conditions of this Amendment shall constitute an immediate Event of Default.
7.04.    Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of such Obligor; (b) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (c) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to Agent or Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.
7.05.    Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Term Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent, for the benefit of Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Term Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
7.06.    Parties, Successors and Assigns. This Amendment represents the agreement of Obligors, Agent and each Lender signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Term Loan Agreement.
7.07.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.
7.08.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
7.09.    Miscellaneous. This Amendment is subject to the general provisions set forth in the Term Loan Agreement, including, but not limited to, Sections 15.14, 15.15, and 15.16.
7.10.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable

Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
7.11.    Release.
(a)    EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH, A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE TERM LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.
(b)    EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
(c)    EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.
7.12.    Total Agreement. This Amendment, the Term Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.
7.13.    Amendment to ABL Revolver Loan Agreement. Each of the undersigned Lenders and Agent hereby acknowledge that as of the Fifth Amendment Effective Date, the Obligors, the ABL Revolver Agent and the ABL Revolver Lenders are agreeing to the Eleventh Amendment to Loan, Guaranty and Security Agreement in the form attached hereto as Annex I. The Agent and the Lenders hereby acknowledge and consent to the Eleventh Amendment to Loan, Guaranty and Security Agreement, including, without limitation, for purposes of the Intercreditor Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWERS:

TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

VOYETRA TURTLE BEACH, INC.,
a Delaware corporation

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

TURTLE BEACH EUROPE LIMITED,
a company limited by shares and incorporated in England and Wales with company number 03819186

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

AGENT AND LENDERS: CRYSTAL FINANCIAL LLC, as Agent By: /s/ Mirko Andric Name: Mirko Andric Title: Managing Director
CRYSTAL FINANCIAL SPV LLC, as a Lender By: /s/ Mirko Andric Name: Mirko Andric Title: Managing Director CRYSTAL FINANCIAL LLC, as a Lender By: /s/ Mirko Andric Name: Mirko Andric Title: Managing Director

GUARANTOR CONSENT
The undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Term Loan Agreement,” “thereunder,” “thereof” or words of like import shall mean and be a reference to the Term Loan Agreement, as amended by the foregoing Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 7.11 of the Amendment.
VTB HOLDINGS, INC.,
a Delaware corporation

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

ANNEX I
ELEVENTH AMENDMENT
TO
LOAN, GUARANTY AND SECURITY AGREEMENT
Attached hereto

ANNEX II
Form of Third Lien Subordinated Notes (Fifth Amendment)
and the related Third Lien Loan Documents
Attached hereto